United States
                   Securities and Exchange Commission
                        Washington, D.C.   20549

                                Form 8-K

                             Current Report

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report(Date of earliest event reported)  April 30, 1996

                        McRae Industries, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                         1-8578                56-0706710
(State or other jurisdiction         (Commission             (IRS Employer
      of corporation)                File Number)          Identification No.)

402 North Main Street, Mt Gilead, N.C.                           27306
(Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code (910) 439-6147


(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

(a) On April 30, 1996, McRae Industries, Inc. (McRae) entered into a Stock Purchase Agreement which provides among other things, for McRae to purchase all of the outstanding common stock of American West Trading Company (American
West)from its current shareholders. American West is a manufacturer and distributor of western and work boots with manufacturing facilities located in Dresden and Waverly, Tennessee. American West sells it's boots nationwide to major retail and specialty chain stores.
      In connection with the above Agreement, McRae purchased 400,000 shares of American West Common Stock for $490,000 in cash and notes and $60,000 of McRae's Class A Common Stock. In addition, a deferred earn-out amount will be paid subject to certain conditions being met over a sixty month period. As of April 30, 1996, American West had approximately $6.5 million of assets and liabilities and annual revenues of $18,400,000.

Item 7. Financial Statements, Pro Forma Information, and Exhibits.

(a) Financial Statements of Business Acquired: In response to this item, it is impracticable to provide all of the required financial information of American West at this time, however the required financial statements will be filed as soon as practicable, but not later than 75 days from April 30, 1996.

(b) Pro Forma Financial Information: In response to this item, it is impracticable to provide the required financial information at this time, however, it will be filed as soon as practical, but not later than 75 days from April 30, 1996.

(c) Exhibit:

   Exhibit No.                                         Description
      (2)                                        Stock Purchase Agreement
                                                   (including exhibits)

                               Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            McRae Industries, Inc.
                                                (Registrant)

       Date:  May 10, 1996                  By: /s/B.J. McRae
                                                B.J. McRae
                                                President
                                               (Principal Executive Officer)

       Date:  May 10, 1996                  By: /s/David K. Helms
                                                David K. Helms
                                                Vice President-Finance
                                               (Principal Financial Officer)

EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION                         PAGE NO.

   (2)                    STOCK PURCHASE AGREEMENT              4-55
                          (INCLUDING EXHIBITS)

                              STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement")is made and entered into as of the 7th day of April, 1996, by and among WALTER A. DUPUIS ("DuPuis"), KENNETH O. MOORE ("Moore") and WILLIAM GLOVER ("Glover"), being collectively referred to herein as the "Shareholders", and MCRAE INDUSTRIES, INC., a Delaware corporation ("Purchaser").

                          STATEMENT OF PURPOSE

     AMERICAN WEST TRADING COMPANY, a Tennessee corporation (the "Company"), is engaged in the business of manufacturing and selling, at wholesale, boots and other footwear (the "Business"). The Company has authorized capital of 775,000 shares of Common Stock, of which 400,000 shares are issued and outstanding (the "Shares"), all of which are held by the Shareholders. Pur-

chaser desires to purchase all of the Shares. The purpose of this Agreement is to set forth the terms and conditions upon which the Shareholders have agreed to sell to Purchaser, and Purchaser has agreed to purchase and pay for, the Shares. Capitalized terms shall have the meanings ascribed to them in
Section 8.3 unless defined in other sections of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Shareholders and Purchaser hereby agree as follows:

                                ARTICLE I

                       PURCHASE AND SALE OF SHARES

     Section 1.1 General. Subject to all of the terms and conditions of this Agreement, each of the Shareholders severally agrees that at the Closing (as defined in Section 6.1) (i) such Shareholder will sell, assign, transfer and convey unto Purchaser all of the Shares held by such Shareholder as set forth below, and Purchaser agrees that at the Closing it will purchase all (but not less than all) of the Shares at an aggregate purchase price (the "Purchase Price") equal to (a) $325,000 in cash at the Closing, (b) Purchaser's promissory note, payable to the Shareholders jointly, in the principal amount of $45,000, bearing interest at the Interest Rate (defined in Section 8.3 below), payable in 24 equal monthly installments of principal in the amount of $1,875 each, together with accrued interest (the "Note"), (c) a number of whole shares of Purchaser's Class A Common Stock having an aggregate Fair Market Value (defined in Section 8.3 below) at that date of $60,000, issued to and in the name of Moore; and (d) deferred earn-out payments of up to an aggregate $105,000 to Moore, payable in accordance with the provisions of
Section 1.5 below. In addition, Purchaser and DuPuis will enter into a consulting and non-competition agreement covering the period of 24 consecutive months following the Closing, providing for payments to DuPuis of $5,000 per month during such period.

     Section 1.2 Appointment of Agent. By his execution hereof, Glover hereby appoints Moore as his agent to receive and accept at the Closing, on his behalf Glover's portion of the Purchase Price to be paid and delivered to such Shareholder and all other documents to be delivered to such Shareholder at the Closing hereunder, to deliver at the Closing Glover's certificates for the Shares, instruments of transfer in accordance with Section 1.3 and all other documents, certificates or other writings contemplated hereunder, and to receive and distribute all payments of principal and interest on the Note. In addition, Glover agrees that Moore shall have full and plenary authority to bind Glover with respect to all actions to be taken by the Shareholders pursuant to this Agreement on and after the date hereof, whether such action is taken before, on or after the Closing Date. Moore by his execution hereof accepts such appointment and agrees that promptly after the Closing he will deliver such cash to Glover. Delivery of such cash by Purchaser to Moore as such agent shall constitute a full acquittance of Purchaser with respect thereto, and Purchaser shall have no obligation to see to the redelivery of such cash.

     Section 1.3 Delivery of Share Certificates.. Against receipt of the payment of the Purchase Price, each Shareholder shall deliver to Purchaser the certificate(s) for the Shares being sold by such Shareholder, together with such stock powers, endorsements, and assurances (including signature guaran-

tees, if requested by Purchaser) as will entitle Purchaser to immediate registration of transfer of such Shares in its name and as will convey such Shares to Purchaser free and clear of all liens, encumbrances and adverse claims, other than transfer restrictions imposed by applicable securities laws.

     Section 1.4 "All or None". The obligation of Purchaser to purchase and pay for the Shares tendered at Closing by any Shareholder is subject, inter alia, to the condition that all of the shares held by all Shareholders be tendered, delivered and available for purchase, Purchaser having no obligation hereunder to purchase less than all of the Shares.

     Section 1.5 Deferred Purchase Price. Purchaser shall pay to Moore an amount (the "Deferred Payment") equal to a percentage of the Company's Pre-Tax Earnings (as defined below), determined and payable as follows:

Period of Determination
of Pre-Tax Earnings                 Amount Payable               When Payable


(a)  1st through 24th calendar
     months following the
     Closing.                      Lesser of 40% of
                                   Pre-Tax Earnings
                                   or $45,000.00.
                                                           On or before the
                                                           end of the 26th
                                                           calendar month
                                                           after the Closing.


(b)  25th through 36th calendar
     month after the Closing.      Lesser of 20% of
                                   Pre-Tax Earnings
                                   or $20,000.             On or before the
                                                           end of the 38th
                                                           calendar month
                                                           after the Closing.


(c)  25th through 48th calendar
     month after the Closing.      Lesser of 20% of
                                   Pre-Tax Earnings
                                   or $40,000, less
                                   any amount paid
                                   under (b) above.       On or before the
                                                          end of the 50th
                                                          calendar month
                                                          after the Closing.


(d)  25th through 60th calendar
     month after the Closing.     Lesser of 20% of
                                  Pre-Tax Earnings
                                  and $60,000, less
                                  any amounts paid
                                  under (b) and (c)
                                  above.                  On or before the
                                                          end of the 62nd
                                                          calendar month
                                                          after the Closing.


     "Pre-Tax Earnings" shall mean income from the Company's continuing operations of the Business, including related expense and interest on all funds advanced to the Company, but excluding extraordinary, unusual or nonrecurring items, the effect of any change in accounting principles, prior period adjustments, the effect, if any, of net operating loss carryover, and the effect of any discontinued operations, as defined by generally accepted accounting principles, all as determined, without audit, for each of the relevant periods by the independent accounting firm then auditing the books of the Purchaser.

                               ARTICLE II

            REPRESENTATIONS AND WARRANTIES AS TO THE SHARES
                           AND THE TRANSACTION

     To induce Purchaser to enter into this Agreement and to purchase such Shareholder's Shares hereunder, each Shareholder severally represents and warrants to the Purchaser that:

     Section 2.1 Ownership of Shares. Such Shareholder is the legal owner of the number of shares set forth by such Shareholder's name in Section 3.4 hereof. Such Shares are held by such Shareholder free and clear of all liens, encumbrances and adverse claims whatsoever (other than a pledge of all of the Shares to Trans Financial Bank NA (the "Trans Financial Pledge") and restric-tions on transfer imposed by applicable securities laws; such Shareholder has full power and authority to sell and assign such Shares to Purchaser at the closing pursuant hereto; and upon the delivery to Purchaser of the certificate(s) for such Shares and accompanying instruments at the Closing pursuant to Section 1.3 Purchaser will have acquired good, valid and exclusive title to such Shares free and clear of all liens, encumbrances and adverse claims whatsoever (other than transfer restrictions imposed by applicable securities laws) and will be immediately entitled to the registration of such Shares in its name on the books of the Company and thereupon entitled to all rights of a Shareholder of the Company evidenced thereby. Upon delivery to Purchaser of the certificate(s) for the Shares and accompanying instruments at the Closing pursuant to Section 1.3, Purchaser shall have acquired all of the outstanding shares of capital stock of the Company and all of the interests in the Shares, including any remainder or other residual interest. The Shares have been duly and validly issued and are fully paid, nonassessable and not subject to call and have not been issued in violation of any preemptive rights.

     Section 2.2 No Conflicts; Consents; Binding Effect. The execution, delivery and performance of this Agreement by such Shareholder and the sale of such Shareholder's Shares to Purchaser hereunder, do not and will not conflict with, violate or constitute a breach of any agreement, instrument or other contract by which such Shareholder is bound, except as set forth on Schedule
2.2 hereto, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which such Shareholder is subject or (in the case of a Shareholder who is not an individual) the charter, trust agreement or other constituent instrument by which such Shareholder was created or is governed, nor do they or will they require the consent of, or any prior filing with or notice to, any governmental authority or other third party. This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

     Section 2.3 No Litigation. There is not pending or threatened against such Shareholder any action, suit or proceeding before any court, arbitrator or governmental or regulatory authority which challenges or calls into question the authority of such Shareholder to enter into this Agreement or to perform his obligations hereunder or in which an adverse decision could adversely affect the transactions contemplated hereby.

                               ARTICLE III

                 GENERAL REPRESENTATIONS AND WARRANTIES

     To induce Purchaser to enter into this Agreement and to purchase the Shares hereunder Moore and DuPuis, jointly and severally, represent and warrant that:

     Section 3.1 Corporate Organization and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee, with full corporate power and authority to conduct its business as now conducted, own its assets and enter into and perform its obligations under this Agreement, and the copies of the Company's Articles of Incorporation and Bylaws heretofore provided to Purchaser are true and complete as of this date hereof.

     Section 3.2  Subsidiaries and Foreign Qualification.

     (a) Subsidiaries. Except as set forth on Schedule 3.2 hereto, the Company has no subsidiaries and no other equity investments in any other corporation, partnership, association, trust or other business entity.

     (b) Foreign Qualification. The Company is in good standing and is qualified to transact business as a foreign corporation in all states in which the nature and location of the Company's business and assets requires qualification as a foreign corporation, unless the failure by the Company to so qualify in such jurisdiction will not have a material adverse effect on its business or assets or subject it to material penalties.

     Section 3.3 Absence of Conflicts and Consent Requirements. Except as set forth on Schedule 3.3, the Shareholders' execution and delivery of this Agreement and performance of its and their obligations hereunder, do not and will not conflict with, violate or result in any default under the Company's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract or by which the Company or any Shareholder is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which either the Company or any Shareholder is subject, nor do they or will they require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

     Section 3.4 Capitalization. The authorized capital stock of the Company consists of 775,000 shares of Common Stock. The only issued and outstanding shares are the Shares, which have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares are owned beneficially and of record as follows:

     Name                # of Shares         Certificate Number

     William Glover            20,000        9 and 11
     Walter A. DuPuis         190,000        5, 6 and 10
     Kenneth O. Moore         190,000        12

     There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Company or any Shareholder is bound relating to the issuance, sale or redemption of shares of Common Stock or other securities of the Company and no person other than the Shareholders has any interest in the Shares, except a possible claim by Greg Gellman, Dennis Ziolkowski and Charlie McCoy that they are or were entitled to have shares of the Common Stock issued to them pursuant to a stock plan (the
 Capital Stock Plan Claim ). No shares of capital stock or other securities of the Company are reserved for any purpose. No Shares have been issued in violation of any preemptive rights.

     Section 3.5 Financial Statements; No Undisclosed Liabilities. The Company has delivered to Purchaser (i) the Company's balance sheets at December 31, 1993, 1994 and 1995, and the related statements of income and expense for each of the three years then ended, and (ii) the Company's balance sheet at February 29, 1996, and (the "Balance Sheet") and the year-to-date related statement of income and expense (such financial statements are herein-after referred to as the "Financial Statements"). The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, which have been applied consistently throughout the periods involved except as noted in such Financial Statements and except that the income statement for the year ended December 31, 1995, should be adjusted for the following items: additional bad debts of $72,000; (2) additional inventory writedown of $84,000; (3) additional loss incurred for gross profit on Ross Cheney account of $20,000; and (4) 1995 employee bonus of $5,000. The balance sheets contained in the Financial Statements fairly reflect all liabilities of the Company of the types normally reflected in balance sheets as of the dates thereof and any liabilities that will arise or be incurred by the Company in connection with the transactions contemplated hereby, and except for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount), the Company has no liabili-ties or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, whether properly reflected as a liability or a charge or reserve against an asset or equity account, and whether or not the amount thereof is readily ascertainable, except as set forth on Schedule 3.5 hereto.

     Section 3.6 Absence of Certain Changes. Since December 31, 1995, except as set forth or referred to in Schedule 3.6 hereto, there has not been:

     (a) any material adverse change in the financial position of the Company or in the results of its operations, other than operating losses incurred in January and February 1996 of which the Purchaser has been advised and economic or regulatory changes generally known throughout the Company's industry as a whole and not unique to the Company's business;

     (b) any change in the condition of the properties, business or liabilities of the Company except normal and usual changes in the ordinary course of business which have not been materially adverse, other than economic or regulatory changes generally known throughout the Company's industry as a whole and not unique to the Company's business;

     (c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Company;

     (d) any purchase or any sale, lease, abandonment or other disposition by the Company of any interest in real property, or of any machinery, equipment or other operating tangible personal property other than acquisitions and dispositions of personal property in the ordinary course of business;

     (e) any change in the accounting methods or practices followed by the Company or in depreciation, amortization or inventory valuation policies theretofore used or adopted;

     (f) any material liability incurred by the Company, contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, taxes accrued with respect to operations during such period and indebtedness for money borrowed or for the deferred purchase price of property purchased for fair con-sideration, all incurred in the ordinary course of the Company's business;

     (g) any bonus paid to any employee, Shareholder or officer of the Company, any increase in the compensation paid or to be paid, directly or indirectly, to any officer or key employee of the Company, or any general increase in the rate of compensation paid to the Company's other employees other than routine increases in wages in the ordinary course of business;

     (h) any loan or advance made to any employee, officer or Shareholder of the Company or any relative of such employee, officer or Shareholder;

     (i) any resignation or threatened resignation of any key employee of the Company;

     (j) any other material adverse change in the business or prospects of the Company, other than operating losses in January and February 1996 and economic or regulatory changes generally known throughout the Company's industry as a whole and not unique to the Company's business;

     (k) any payment or declaration, or any commitment for the payment or declaration, by the Company of any dividend (whether in cash, stock, property or otherwise) or other distribution in respect of the Common Stock, or any repurchase, redemption or retirement, or commitment to repurchase, redeem or retire, by the Company of any of the Common Stock;

     (l) any amendment to or change in the Articles of Incorporation or Bylaws of the Company;

     (m) any forgiveness by the Company of any material debt due it or any waiver by the Company of any material rights;

     (n) any material election for tax purposes which was either (i) made by the Company, or (ii) eligible to be made by the Company but not so made, with the effect that such election may not be subsequently made;

     (o) any capital expenditure, or group of related capital expenditures, by the Company of $20,000 or more; or

     (p) any other circumstances or conditions known to the Company or the Shareholders that could result in any of the events referred to in the foregoing subparagraphs (a) - (o) or any agreement or commitment by or on behalf of the Company or the Shareholders to do or take any of the actions referred to in the foregoing subparagraphs (a) - (o).

     Section 3.7  Title to Assets.

     (a)  Real Property.

          (i) The Company has good and marketable fee simple title to the Real Property free and clear of all liens, charges, security interests, easements, reservations, restrictions, encumbrances or other defects in title other than those set forth in Schedule 3.7(a) hereto ("Permitted
Encumbrances").

          (ii) The Real Property and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the real property as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of the real property, other than those which are transferable therewith, are required by any governmental agency having jurisdiction over the Real Property or its operation.

          (iii) All improvements on the Real Property are wholly within the lot limits of the real property and do not encroach on any adjoining premises; and there are no encroachments on any of the real property by any improvements located on any adjoining premises.

          (iv) Neither Moore nor DuPuis has any knowledge of any (i) proposed increases in the property valuation of the Company's real property,
(ii) proposed changes in the real or personal property tax laws or ordinances (including new laws and ordinances) or (iii) proposed changes in other laws or regulations (including new laws and ordinances), any of which, if enacted, would have a material adverse effect on the Company's real property or the Business.

          (v) There are no facts known to Moore or DuPuis that would prevent any of the Real Property from being occupied after the Closing in substantially the same manner as before.

          (vi) None of the Company's real property is leased to others.

          (vii) The Company's manufacturing facilities have at all times been lawfully occupied and there are no facts known to Moore or DuPuis that would prevent any of such facilities from being occupied after the Closing in substantially the same manner as before.

          (viii) The Company's manufacturing facilities, and all improvements thereon, were constructed in compliance with all applicable federal, state or local statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such premises.

     (b) Equipment. The Company has good and marketable fee simple title to the Equipment free and clear of all liens, charges, security interests, easements, reservations, restrictions, encumbrances and other defects in title other than those set forth in Schedule 3.7(b) hereto ("Permitted Encumbranc-es").

     (c) Inventory. Except as set forth in Schedule 3.7(c) ("Permitted Encumbrances"), the Company has good and marketable fee simple title to the Inventory, free and clear of all encumbrances.

     (d) Receivables. The Receivables existing on the Closing Date will constitute valid and enforceable claims of the Company, arising in the ordinary course of the Business and enforceable by the Company in accordance with the terms of the instruments or documents creating them.

     (e) Intangible Property. The Company has the rights to use the Names in connection with its business as and where now conducted, and the Company is not a party to any agreement with any other person or entity with respect to the use of the Names. The Company owns or possesses all licenses and permits, and any and all rights to use any trademarks, trade names, software or copyrights necessary or being used to conduct its business as and where now conducted and has not received any notice of conflict with the asserted rights of any others. Listed on Schedule 3.7(e) hereto is an accurate and complete listing of all such trademarks, trade names, software or copyrights owned by, registered or licensed by the Company, together with a description of all liens and encumbrances on any of them.

     (f) Contract Rights. The rights of the Company under the Contracts are valid and enforceable by the Company, will at the Closing be enforceable by Purchaser, in each case in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither the Company nor the other parties thereto are in default in any material respects (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under said Contracts, and subject only to obtaining the consents described in Schedule 3.7(f) hereto with respect thereto, will not violate the terms thereof. All amendments or supplements to the Material Contracts (as defined in Section 3.15) and all notices with respect to such Contracts are specifically identified in Schedule
3.15 hereto.

     Section 3.8  Condition of Tangible Assets.

     (a) Real Property. All electric, gas, water and sewer utilities serving the Real Property are adequate. There are no zoning or similar land use restrictions presently in effect or, to the knowledge of Moore or DuPuis, proposed by any governmental authority, which would impair the use of the Real Property for the purposes for which it is now being used or now proposed to be used, and the Real Property is in compliance in all material respects with all applicable zoning or similar land use restrictions of all governmental authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting the Real Property. No proceedings for the taking of any of the Real Property by eminent domain by any governmental authority are pending or, to the knowledge of Moore or DuPuis, threatened.

     (b) Environmental Compliance. Except as set forth on Schedule 3.8(b) hereto, no pollutants or other toxic, infectious or hazardous substances, materials or wastes (collectively, the "Substances"), including, without limitation, any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or wastes (including materials to be recycled, reconditioned or reclaimed), petroleum, petroleum derivatives and petroleum products, asbestos and asbestos-containing materials, radon gas, methane gas, polychlorinated biphenyls ("PCBs") (including PCBs in the form of electrical transformers, fluorescent light fix-tures with ballasts, cooling oils or any other device or form) and any other substance, material or waste, which Substances may be regulated or prohibited by, or may support a cause of action, claim or proceeding under, any federal, state or local environmental statute or ordinance or regulations promulgated thereunder (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act, and the Federal Insecticide, Fungicide and Rodenticide
Act), law, ordinance, regulation, rule, requirement, published policy, or right or remedy existing under common law or in equity (collectively, the "Statutes and Laws") have been or, prior to the Closing, shall have been, used, installed, located, spilled, discharged, dispersed, released, stored, treated, generated, transported to or from, disposed of or allowed to escape on the Real Property, including, without limitation, the soil and the surface and subsurface waters of such location in such a manner so as to violate the Statutes and Laws, or to give rise to liability or potential liability under the Statutes and Laws or to create a cause of action under the Statutes and Laws. No investigation, administrative order, governmental notice of noncompliance or violation, remediation action plan, consent order or agreement, civil or criminal litigation or settlement with respect to Sub-stances or underground storage tanks shall be proposed, threatened or in exis-tence with respect to the Real Property. There are not currently and have never been any above-ground storage tanks or underground storage tanks located on the Real Property except as noted in a Phase I Report of a study done n March 1993, which has been delivered to the Purchaser.

     The Real Property and the Company's operations at the Real Property have at all times been and at the Closing Date shall be in material compliance with all applicable Statutes and Laws. No notice shall have been served on or delivered to the Company or any Shareholder from any entity, governmental body or individual claiming any violation of any Statutes and Laws or demanding payment or contribution for environmental damage or injury to natural resources.

     (c) Equipment. Moore and DuPuis are making no representation or warranty with respect to the physical condition of the Equipment, it being the understanding of the parties hereto that Purchaser is accepting the Equipment in its "as is" physical condition.

     (d) Inventory. The finished goods in the Inventory (with the exception of manufacturing defects occurring in the ordinary course of business) consists of items that are saleable in the ordinary course of the Business and are of a good quality. All items of raw materials and work-in-process in the Inventory are usable in the Business.

     Section 3.9 Leases. Except as set forth in Schedule 3.9 hereto, none of the Equipment or the Real Property is leased by the Company to any other party and none of the real or personal property used in the Business is leased by the Company from any other party.

     Section 3.10 Adequacy of Assets. Except as set forth in Schedule 3.10 hereto, the Assets include all property, contract rights, leases and intangibles necessary for Purchaser to continue the Business after the Closing as it is now conducted. Except as set forth in Schedule 3.10 hereto, for such continuation of the Business as it is now conducted, there are no capital expenditures which the Company now plans to make or anticipates will be required to be made in excess of an aggregate of $35,000.

     Section 3.11  Loss Contingencies.

     (s) Pending or Threatened Litigation. Except as described in Schedule 3.11(a) hereto, there are no material claims, actions, suits or other proceedings pending, or to the knowledge of Moore or DuPuis, threatened, against the Company or any of the Assets or the Real Property before any court, agency or other judicial, administrative or other governmental body or arbitrator.

     (b) Other Loss Contingencies. Except as described in Schedule 3.11(b) hereto, there are no other material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in financial statements of the Company were such statements prepared at the time this warranty is made or deemed made.

     Section 3.12  Compliance with Law.

     (a) Conduct of Business. The Company has conducted its business so as to comply with, and is in compliance with, all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to it (collectively "Legal Requirements").

     (b) Investigations. Except as set forth in Schedule 3.12(b) hereto, there have been no investigations of the Company or the Business known to Moore or DuPuis conducted by any grand jury, administrative agency or other governmental authority since January 1, 1990.

     (c) Judgments and Orders. There are no outstanding judgments, orders, writs or decrees of any judicial or other governmental authority binding upon the Company or its assets.

     (d) Capital Expenditures. There are no material capital expenditures which the Company now anticipates will be required to be made in connection with the Business as now conducted in order to comply with any existing laws, regulations or other governmental requirements applicable to the Company's business, including without limitation requirements relating to occupational health and safety, the Americans with Disabilities Act and protection of the environment.

     (e) Licenses. The Company holds all of the licenses, permits and other governmental franchises required for the conduct of the Business as now conducted, all of which are listed on Schedule 3.12(e) hereto. The Company is not in default under any such license, or permit or franchise, nor does any circumstance exist which with notice or the passage of time or both would result in such a default.

     (f) Improper Payments. Neither the Company or any of the Shareholders nor any officer, director, employee or other representative of the Company acting or purporting to act on behalf of the Company or of any business enter-prise with which the Company has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

     Section 3.13  Taxes.

     (a) Returns and Payment of Taxes. All tax returns due prior to the Closing Date by the Company and the Shareholders with all taxing authorities have been or prior to the Closing Date will have been filed, or appropriate extensions obtained; and all Taxes (as defined in Section 8.3) shown to be due and payable on such returns, all other Taxes, duties and other governmental charges payable by the Company and the Shareholders and for the payment of which there may arise any lien upon the Company's assets subsequent to the Closing, and all deficiencies, assessments, penalties and interest with respect thereto notice of which has been received by the Company or the Shareholders, in each case due and payable on or before the Closing Date, have been or prior to the Closing Date will have been paid.

     (b) Withholding of Taxes. There has been withheld or collected from each payment made to each employee of the Company the amount of all Taxes (including without limitation federal income taxes, Federal Insurance Contributions Act taxes and state and local income, payroll and wage taxes) required to be withheld or collected therefrom and the same have been paid to the proper tax depositories or collecting authorities.

     (c) Property Taxes. All state or local real and personal property taxes and assessments for years prior to 1996 imposed on the Company with respect to, or which may become a lien on, the Assets have been paid in full.

     (d) Audits. There are no pending, or to the knowledge of Moore or DuPuis, threatened, questions or examinations relating to, or claims asserted for any federal, state or local taxes, including without limitation income, payroll, wage, withholding or property taxes, against the Company. Except as set forth on Schedule 3.13(d) hereto, the Company has not been the subject of any audit by the Internal Revenue Service or any state or local taxing authorities.

     Section 3.14  Employee Matters.

     (a) List of Agreements. Except as set forth on Schedule 3.14(a) hereto, there are no agreements between the Company and any of its employees, consultants, officers and directors, or any other persons performing services for the Company, relating to their employment by or performance of services for the Company or their compensation therefor, other than oral employment agreements with employees terminable at will.

     (b) Other Information as to Employees and Their Benefits.Schedule 3.14(b) hereto sets forth:

          (i) the names of all employees of the Company whose rate of direct compensation (including wages, salaries and actual or anticipated bonuses) plus the value of other annual benefits not made available to the Company's other employees generally, exceeds $25,000 per year, and the rate of compensation and amount of such other benefits for each such employee; and

          (ii) all bonus, pension, profit sharing, deferred compensation, retirement, hospitalization, medical or dental reimbursement, severance pay, vacation pay, disability, death benefit, insurance, and other similar plans, programs or arrangements providing benefits to employees of the Company (including without limitation all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Employee Benefit Plans").

     (c) Company Plans. Except as disclosed on Schedule 3.14(c) hereto, neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA). Neither the Company nor any ERISA Affiliate has any liability, contingent or otherwise, under (i) any Employee Benefit Plan, (ii) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) sponsored, maintained or contributed to by the Company or any ERISA Affiliate in the past, to any employees, any former employees (or those deriving rights from either such persons), or the Pension Benefit Guaranty Corporation, or
(iii) any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

     (d) Compliance with Laws and Regulations. Each Employee Benefit Plan has at all times been maintained and operated in compliance with its terms and the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Internal Revenue Code of 1986 (the "Code"), and the Company has received no notice from any governmental authority of any failure to so comply which failure has not been cured. All reports and returns with respect to the Employee Benefit Plans required to be filed with any governmental authority, the failure to so timely file which could have a material adverse effect on the Company's business or its assets, have been timely filed. Each Employee Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in all respects in compliance with the applicable requirements of Sections 601 through 607 of ERISA and Section 4980B(f) of the Code ("COBRA"), and the Company is not subject to any liability for such noncompliance, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. The Company does not maintain any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits except as described in Section 3.14(b)(ii). There are no claims, appeals of claims (including litigation) or alleged fiduciary breaches involving any Employee Benefit Plan presently asserted or which may foreseeably be asserted with respect to benefits under any such Employee Benefit Plan.

     (e) Documents Related to Employee Benefit Plans. The Company has delivered or caused to be delivered to Purchaser true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable), (i) the text of all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto; (ii) all current summary plan descriptions, summaries of material modifications and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan which has been filed; (v) the most recently prepared financial statements; and (vi) all service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements and recordkeeping agreements.

     (f) Labor Organizations. The Company is not party to any collective bargaining agreement with any labor union or similar organization, nor does Moore or DuPuis know of any such organization which represents or claims to represent, is currently soliciting union authorization cards from, or intends to organize any of the Company's employees.

     (g) Restrictions on Employees. Except as set forth on Schedule 3.14(g), to the knowledge of Moore and DuPuis, no officer or employee of the Company is subject to any agreement with any other person or entity which requires such officer or employee to keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

     Section 3.15 Certain Contracts and Transactions. The term "Material Contracts" shall mean all of the contracts, agreements, commitments or the like of the Company set forth on Schedules 3.15(a), (b), (c) and (d).

     (a) Executory Contracts. Schedule 3.15(a) hereto sets forth all existing executory material contracts, agreements and commitments of the Company of any kind or nature, including without limitation contracts, agreements and commitments which require the Company to make payments thereunder during the next 12 months from the date of this Agreement in excess of $25,000, except purchase orders in the ordinary course of business, and including without limitation all joint venture, partnership and participation agreements, license agreements, leases, notes or other evidence of indebted-ness, security agreements, mortgages, noncompetition agreements and powers of attorney, whether written or unwritten, and all material supply contracts.

     (b) Contracts. Except as set forth in Schedule 3.15(b) hereto or entered into between the date hereof and the Closing Date with Purchaser's prior consent, the Company is not party to any contract or agreement (including an option) entered into other than in the ordinary course of the Business.

     (c) Interested Transactions. Except as set forth in Schedule 3.15(c), the Company is not party to any contract, agreement, transaction, understanding or concession with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of the Company):

          (i)   any shareholder or any director or officer of the Company;

          (ii) any of the spouse, parents, siblings and children of any of the persons described in clause (i); or

          (iii) any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) and (ii) have a beneficial interest (other than a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 2% of the equity interests).

     (d) Guaranties. Except as set forth on Schedule 3.15(d) hereto the Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person.

     Section 3.16 Prospective Changes. Except as set forth on Schedule 3.16 hereto, the Company currently has a good relationship with all of its suppliers and major customers (for purposes of this Section 3.16, a major customer shall have accounted in 1994 or 1995 for greater than 5% of the Company's 1994 net sales); to the knowledge of Moore and DuPuis, there are no impending changes in the Business or the Company's assets, liabilities, relations with employees, competitive situation, relations with suppliers or major customers, or in any governmental actions or regulations affecting the Business, which, if they occur, could have a material adverse effect on the Company, the Business or the Assets, other than economic or regulatory changes generally known throughout the Company's industry as a whole and not unique to the Company's business; neither the Company or any of the Shareholders has any arrangements to provide discounts, rebates or other payments or concessions to any of the Company's suppliers or customers; neither Moore nor DuPuis has any knowledge of any supplier or major customer's considering or having grounds to consider terminating its business with the Company; neither Moore nor DuPuis has received since September 30, 1995 any correspondence from any supplier or major customer regarding any material potential or actual claims or disputes; Moore and DuPuis have no knowledge that any major customer is intending to materially reduce its volume of purchases from the Company from the volume purchased by such customer from the Company in 1995, or that any supplier is intending to restrict the availability of any of its products from that available or supplied to the Company in 1995.

     Section 3.17 No Material Misstatements or Omissions. The representations and warranties of the Shareholders in this Agreement and the written information provided by the Company and the Shareholders to Purchaser do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading other than economic or regulatory changes generally known throughout the Company's industry as a whole and not unique to the Company's business.

     Section 3.18 Insurance. The Company has fire and casualty insurance policies with extended coverage (subject to deductibles) sufficient to allow it to replace any of its properties or assets that might be damaged or destroyed. Schedule 3.18 identifies all policies of insurance now in effect covering the Business and the assets and properties of the Company and all life insurance policies maintained by them. The Company has delivered an accurate and complete copy of each of the policies listed on Schedule 3.18 to Purchaser. The Company has not done anything by way of action or inaction that invalidates any of such policies in whole or in part.

     Section 3.19 S Corporation Election. The Company duly and validly made an election pursuant to Section 1362(a) of the Code and such election has not been terminated or revoked. At all times from the year such election was made up to and including the date hereof, the Company has met all of the require-ments to be treated as an S Corporation within the meaning of Sections 1361 et seq. of the Code and shall continue to meet such requirements up to and including the Closing Date.

                               ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PURCHASER

     To induce the Shareholders to enter into this Agreement and to sell the Shares hereunder, Purchaser hereby represents and warrants that:

     Section 4.1 Corporate Organization and Authority. Purchaser is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and enter into and perform its obliga-tions under this Agreement, the Consulting and the Noncompetition Agreement and the Note (collectively, the "Transaction Documents"). Purchaser's execution, delivery and performance of the Transaction Documents and its acquisition of and payment for the Shares hereunder have been duly authorized by all requisite corporate action on the part of Purchaser, and the Transaction Documents constitute, and all agreements and other instruments and documents to be executed and delivered by Purchaser hereunder will constitute, Purchaser's legal, valid and binding obligations, enforceable against Pur-chaser in accordance with their terms.

     Section 4.2 Absence of Conflicts and Consent Requirements. Purchaser's execution and delivery of the Transaction Documents and the performance of its obligations thereunder do not and will not conflict with, violate or result in any default under Purchaser's Certificate of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract to which Purchaser is a party or by which Purchaser or its property is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Purchaser is subject. Purchaser's execution and delivery of the Transaction Documents and performance of its obligations thereunder, including the purchase of and payment for the Shares, do not and will not require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

     Section 4.3 Capitalization. The authorized capital stock of Purchaser consists of 7,500,000 shares of Common Stock, divided into 5,000,000 shares of Class "A" Common Stock and 2,500,000 shares of Class "B" Common Stock, of which as of the date hereof 1,780,187 shares of Class "A" Common Stock are issued and outstanding, and 951,213 shares of Class "B" Common Stock are issued and outstanding; an aggregate of 120,000 shares of Class "A" Common Stock and 120,000 shares of Class "B" Common Stock are reserved for issuance pursuant to Purchaser's Non-Qualified Stock Option Plan. Except as set forth above there is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (a) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of Purchaser or any securities convertible into, or other rights to acquire, any shares of capital stock of Purchaser or (b) obligates Purchaser to grant, offer or enter into any of the foregoing.

     Section 4.4 Purchaser Shares. The shares of Purchaser's Class A Common Stock to be issued to Moore at the Closing ("Purchaser Shares"), when so issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable. The offer, issue, sale and delivery of the Purchaser Shares under the circumstances contemplated by this Agreement will constitute exempt transactions under the Securities Act, and under any applicable state securities laws, and the registration thereunder of the Purchaser Shares is not required under the circumstances contemplated by this Agreement.

     Section 4.5 SEC Reports. Purchaser has previously delivered or is herewith delivering to Moore its (a) Annual Reports on Form 10-K for the fiscal years ended July 31, 1993, July 30, 1994, and July 29, 1995, as filed with the Securities and Exchange Commission ("SEC"), (b) proxy statements relating to Purchaser's meetings of Shareholders during 1994 and 1995, and (c) periodic report on Form 10-Q for the fiscal quarter ended January 27, 1996, as filed with the SEC. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.6 Absence of Material Adverse Change. Since July 29, 1995, there has been no material adverse change in the business, assets, financial or other condition of Purchaser and there is no condition, development or contingency of any kind existing which, individually or in the aggregate, has a material adverse effect on Purchaser or any significant subsidiary of Purchaser.

     Section 4.7  Pending or Threatened Litigation.  Except as set forth on
Schedule 4.7, there are no material claims, actions, suits or other proceedings pending, or to the knowledge of Purchaser, threatened against Purchaser or any of its assets before any court, agency or other judicial, administrative or other governmental body or arbitrator.

     Section 4.8 Investment. Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended.

     Section 4.9  Securities Laws Requirements.

     (a) Purchaser understands (i) that the Shares have not been registered under the Securities Act of 1993, as amended, (the "1993 Act") in reliance upon an exemption from such registration because the sale to Purchaser is not in connection with a public offering, (ii) that Purchaser must continue to bear the economic risk of an investment in the Company for an indefinite time and (iii) that Purchaser is subject to substantial restrictions on the transfer of its Shares unless such transfer is registered under the 1933 Act or an exemption from such transfer is available;

     (b) Purchaser understands (i) that the offer and sale of the Shares has not been registered under state Blue Sky laws in reliance on an exemption from such registration; (ii) that the Shares purchased by the Purchaser may not be resold unless such sale is registered under applicable Blue Sky laws in the state of sale or an exemption from such registration is available; and
(iii) Purchaser further understands that the Company is not under any obligation to register any of the Shares under the Blue Sky laws in any state; and

     (c) Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the 1993 Act.

                                      ARTICLE V

                           CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1 Conduct Prior to Closing. The Shareholders will exercise control over the Company to assure that the following covenants are met:

     (a)  Ordinary Course of Business.  Through the Closing Date, the
Company will retain exclusive control of the Business and the employees of the Company; however, unless Purchaser consents otherwise, the Company (i) will conduct its business only in the ordinary course; (ii) will not make any expenditures or disbursements other than in the ordinary course or as permitted by clause (iii) or (iv) below; (iii) will not make any payments to the Shareholders or their affiliates, except for the payment of salary to Moore in the usual amount and normal rent to Moore and DuPuis under the Lease; and (iv) will not make any payments to attorneys, accountants, investment bankers or consultants or any payment with respect to fees or expenses incurred in connection with this transaction; (v) will dispose of any of its Inventory only in the ordinary course; (vi) will not dispose of any Assets (other than Inventory) or Real Property; and (vii) will not knowingly take any other action which would cause any representation or warranty made in Article II or III hereof to be incorrect in any material respect if such repre-sentation or warranty were made on any date from the date hereof through the Closing Date.

     (b) Notice of Material Developments. From the date hereof until the Closing, the Company and the Shareholders will give prompt written notice to Purchaser of any material development affecting the Assets, Liabilities, Business, Real Property or the Company's results of operations. Each party hereto will give prompt written notice to the other parties of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this
Section 5.1(b), however, shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     (c) Capital Stock. Through the Closing Date, the Company shall not issue any capital stock, declare or pay any stock dividends, make any other distributions with respect to its capital stock or grant any options or rights to acquire any of its capital stock.

     (d) Salary; Bonus; Directors' Fees. Through the Closing Date, the Company shall not increase the salary or increase the bonus compensation pay-able to any employee of the Company (except wage increases in the normal course of business) and shall not increase the compensation or fees payable to any director of the Company.

     (e) Access. Through the Closing Date, the Company shall, at reasonable times during normal business hours, give Purchaser and its agents, attorneys and representatives full access to such of its properties, books, records and documents as Purchaser may reasonably request; provided, however, that until the Closing, Purchaser shall not disclose and shall cause its agents, attorneys and representatives not to disclose to any other party any confidential data or information secured from the Company.

     (f) Insurance. The risk of loss or damage to each Asset shall be that of the Company until the Closing Date. Through the Closing Date, the Company shall, unless Purchaser otherwise consents, maintain in effect all of its current insurance policies. In the event of any loss or damage to the Assets covered by such insurance policies, the Company, as the case may be, shall use the proceeds therefrom to repair or restore the damaged or lost Asset or pay such proceeds to Purchaser at Closing, as Purchaser may elect.

     (g) Press Releases and Announcements. Prior to and after the Closing Date, neither Purchaser, the Company nor the Shareholders shall disclose the Purchase Price or any other terms of this transaction without the prior written consent of the other parties hereto, except as such disclosure may be required by applicable law or is otherwise contemplated herein.

     (h) Preservation of Business. Through the Closing Date, the Company and the Shareholders will use their best efforts to (i) preserve the Company's present business organization intact, (ii) retain the services of the Company's present officers and employees, (iii) preserve the present rela-tionships of the Company with its customers, suppliers and other persons with whom it has business dealings, and (iv) preserve the good will of the Business.

     (i)  Necessary Consents and Other Actions.  The Company, the
Shareholders and Purchaser shall use their best efforts to obtain such written consents, approvals, waivers and clearances as are necessary to consummate the transactions contemplated by this Agreement. The Company, the Shareholders and Purchaser shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to consummate the transactions contemplated by this Agreement, and to take all such other actions necessary to cause the transactions contemplated by this Agreement to be consummated as expeditiously as is reasonably practicable. Without limiting the foregoing, the Shareholders agree that they will take all action necessary to ensure that all corporate approvals on behalf of the Company are obtained.

     (j) Exclusivity. The Company and the Shareholders shall refrain from, and shall cause the officers, employees and agents of the Shareholders and the Company to refrain from, directly or indirectly, soliciting, encouraging, initiating or engaging in any discussions with, providing any information to, or considering any proposal from any corporation, partnership or other entity or group (including without limitation parties who have previously expressed an interest in the Company), other than Purchaser, concerning any merger, sale of assets, sale of shares of capital stock, share exchange or similar transaction involving the Company (all such transactions are hereinafter referred to as "Acquisition Proposals"). The Shareholders will inform Purchaser promptly of any inquiry that they may receive regarding an Acquisi-tion Proposal.

     Section 5.2 Further Assurances. The Shareholders and Purchaser each hereby covenants and agrees with the other that at any time and from time to time it or he will promptly execute and deliver to the other such further assurances, instruments and documents (including on the part of the Shareholders any and all assignments, certificates of title, powers of attorney and other documents or instruments of conveyance and transfer, as Purchaser may reasonably request, in order to vest in Purchaser title to the Shares, free and clear of all liens, charges, encumbrances and security interests whatsoever and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement.

     Section 5.3 Access to Records. From and after the Closing Date, the Shareholders and Purchaser shall provide to one another, upon reasonable prior notice and during normal business hours, access to such respective books and records of the Company and Purchaser as may reasonably be required by the other such party for (a) the purpose of making any necessary tax filings and/or investigating and defending audit claims by any taxing authority and
(b) such other proper purpose stated in such notice.

     Section 5.4 Fees and Expenses. Purchaser shall bear its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of its counsel, accountants and consultants. The Shareholders and the Company each shall bear their respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants, consultants and brokers to the Shareholders or the Company; provided, however, the separate fees and expenses to be paid by the Company, except any broker's fee claimed to be owing to BKD Financial L.L.C., shall be paid prior to the Closing Date. The costs associated with the 1995 audit will be the responsibility of the Company and not of the Shareholders.

     Section 5.5 Brokers. The Shareholders, on the one hand, and Purchaser, on the other hand, each represents and warrants to the other that no broker or finder has been involved or engaged by it in connection with the transactions contemplated hereby, other than the claim of BKD Financial L.L.C., which shall be the sole and exclusive responsibility of the Shareholders, and each hereby agrees to indemnify and save harmless the other from and against any and all broker's or finder's fees, commissions or similar charges incurred or alleged to have been incurred by the indemnifying party in connection with the trans-actions contemplated hereby and any and all loss, liability, cost or expense (including reasonable attorneys' fees) arising out of any claim that the indemnifying party or the Company incurred any such fees.

     Section 5.6 Certain Tax Matters. The parties acknowledge and agree that the status of the Company as an S corporation under Section 1361 of the Code will terminate as of the Closing Date due to the Company's ceasing to meet the eligibility requirements for continuing such status due to the acquisition of the Shares by Purchaser. A notification of that termination shall be attached to the tax returns of the Company for the taxable year of the Company with respect to which the termination occurs. The parties agree that the portion of the taxable year of the Company ending at the close of the day prior to the termination of the Company's S election shall be treated as a short taxable year for which the Company is an S corporation (the "S short year") and that the portion of the Company's taxable year beginning on the day the termination is effective shall be treated as a short taxable year for which the Company is a C corporation (the "C short year"). The parties further agree that all items of income, gain, loss, deduction and credit of the Company shall be assigned to the S short year and the C short year, respectively, based on a closing of the books of the Company as of the end of the S short year rather than based on a pro rata allocation of those items for the entire taxable year of the Company. Such assignment shall be made on the basis of the Company's normal method of accounting as determined under Section 446 of the Code and as otherwise shall be in accordance with the provisions of
Section 1362 of the Code and the Regulations thereunder. The parties agree that they shall cooperate with each other in preparing and filing any elections or other documentation necessary to effect a closing of the books of
 .the Company for these purposes in accordance herewith. The parties agree that Moore shall prepare and file any and all tax returns required of the Company for the taxable year of the Company of which the S short year is a part and the Purchaser shall prepare and file any and all tax returns required of the Company for the taxable year of the Company of which C short year is a part, and all parties agree to include in taxable income each party's share of items of income, gain, loss, deduction and credit assigned to them, as applicable, under the above terms and provisions, with such filings being subject to the review by each party of the other's tax return for the respective portions of the tax year and each party's good faith consideration of the other party's reasonable requests and comments. The parties agree to cooperate with one another and provide such information as any shall deem necessary or advisable in order to properly account for, and report for taxation, the operations of the Company during the taxable year of the Company of which the S short year and C short year are a part. Further, the parties agree to cooperate with one another and their respective agents, including accounting firms and legal counsel, in connection with the preparation of tax returns and reports of the Company for the S short year and C short year, including, without limitation, making available all information, records and documents in their respective possession as applicable thereto. The parties agree to make available, as reasonably requested, personnel responsible for preparing, maintaining and interpreting such information, records and documents. The parties agree to keep confidential such information, records and documents, except as otherwise may be necessary in connection with the filing of tax returns and reports and dealing with refund claims, audits, tax claims and litigation related thereto.

                               ARTICLE VI

                                CLOSING

     Section 6.1 Time and Place of Closing. The consummation of the purchase and sale transaction contemplated hereby (the "Closing") shall be held at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina, commencing at 9:00 A.M. eastern daylight saving time on or before April 30, 1996. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing, subject to the fulfillment or waiver of the conditions set forth in this Article VI, the Shareholders shall transfer the Shares to Purchaser by appropriate instruments of transfer, and Purchaser shall pay to the Shareholders the Purchase Price in the manner provided in Section 1.2.

     Section 6.2 Conditions to Purchaser's Obligations. The obligations of Purchaser to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Purchaser may, in its absolute discretion, waive any one or more thereof in whole or in part:

     (a) Bringdown. The representations and warranties of the Shareholders set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on the Closing Date; all terms, covenants and conditions to be complied with and performed by the Shareholders under the Agreement on or before the Closing Date shall have been duly complied with and duly performed in all material respects; and the Shareholders shall have delivered to Purchaser at Closing a certificate, dated the Closing Date, to such effect;

     (b) Share Certificates. Certificates for all of the Shares, together with all appropriate endorsements, stock powers and assurances, shall have been delivered to Purchaser in accordance with Section 1.3.

     (c) No Material Adverse Change. There shall not have been any material adverse change in the business, assets, financial or other condition of the Company;

     (d) No Adverse Proceedings. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this

Agreement, or any of the principals, officers or directors or any of them, or any of the Assets seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions;

     (e) Legal Opinion. There shall have been delivered to Purchaser the written legal opinion of Rodger N. Bowman, Esq., counsel to the Shareholders, dated the Closing Date, in substantially the form and to substantially the effect set forth as Exhibit A hereto;

     (f) Other Assurances. The Shareholders shall have delivered to Purchaser such other and further certificates, assurances and documents as Purchaser may reasonably request in order to evidence the accuracy of the Shareholders' representations and warranties, the performance of their cove-nants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to Purchaser's obligations;

     (g) Good Standing Certificates. Purchaser shall have received a certificate of good standing of the Company from the State of Tennessee;

     (h) Certified Resolutions. Purchaser shall have received certified resolutions of the Board of Directors of the Company, in form and substance reasonably satisfactory to Purchaser, authorizing the transactions contem-plated hereby, and all actions to be taken by the Company hereunder;

     (i) Certified Charter Documents and Bylaws. Purchaser shall have received certified copies of the Company's Articles of Incorporation and Bylaws.

     (j) Consulting and Noncompetition Agreement. Purchaser and DuPuis shall have entered into the Consulting and Noncompetition Agreement substantially in the Form of Exhibit B hereto (the "Noncompetition Agreement").

     (k) Employment Agreements. Each of the key employees of the Company listed on Schedule 6.2(k) shall have entered into employment agreements with the Company substantially in the form of Exhibit C hereto.

     (l) Resignation of Directors and Officers; Release of Claims. Each director and officer of the Company shall have resigned as such effective as of the Closing Date. The Shareholders shall have each executed a release in a form reasonably satisfactory to Purchaser pursuant to which such Shareholder releases any and all claims it may have against the Company and its assets, including without limitation any claims for compensation, expense reimburse-ment, benefits or rent.

     (m) Releases. The TransFinancial Pledge and the Capital Stock Plan Claim shall have been released to the Purchaser's full satisfaction.

     (n) Consents and Terminations. All consents identified in Items 1 through 4 of Schedule 2.2 shall have been obtained and the agreements identified in Items 6 and 7 of Schedule 2.2 shall have been terminated, all to Purchaser's satisfaction.

     (o) Due Diligence Review. Purchaser shall have completed to its full satisfaction a review of the Company's business, operations, accounting, corporate proceedings, tax status and any matters raised in the Schedules to this Agreement and the results of such review shall be satisfactory to Purchaser in its sole discretion.

     Section 6.3  Conditions to the Shareholders' Obligations.  The obli-

gations of the Shareholders to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that the Shareholders may, in their absolute discretion, waive any one or more thereof in whole or in part:

     (a) Bringdown. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on the Closing Date; all terms, covenants and conditions to be complied with and performed by Purchaser under this Agreement on or before the Closing Date shall have been duly complied with and duly performed in all material respects; and Purchaser shall have delivered to the Shareholders at Closing a certificate signed by an executive officer, dated the Closing Date, to such effect;

     (b) Payment of Purchase Price. Purchaser shall have paid to the Shareholders the Purchase Price;

     (c) No Adverse Proceedings. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors or any of them, or any of the Assets, seeking to restrain, prevent or change the transactions contemplated hereunder or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions;

     (d) Other Assurances. Purchaser shall have delivered to the Shareholders such other and further certificates, assurances and documents as the Shareholders may reasonably request in order to evidence the accuracy of Purchaser's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to the Shareholders' obligations;

     (e) Good Standing Certificates. The Shareholders shall have received a good standing certificate from the State of Delaware and a certificate from the Secretary of State of North Carolina that Purchaser is qualified to do business in North Carolina;

     (f) Certified Resolutions. The Shareholders shall have received certified resolutions of the Board of Directors of Purchaser, in form and substance reasonably satisfactory to the Shareholders, authorizing Purchaser's execution, delivery and performance of this Agreement, the transactions contemplated hereby and thereby, and all actions to be taken by Purchaser hereunder and thereunder;

     (g) Consulting and Noncompetition Agreement. Purchaser and DuPuis shall have entered into the Consulting and Noncompetition Agreement.

                                 ARTICLE VII

                                INDEMNIFICATION

     Section 7.1  Indemnification by Shareholders.

     (a) Indemnification. Moore and DuPuis shall, jointly and severally, indemnify and hold harmless Purchaser, its successors and assigns, from and against any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees), of every nature and character, to the extent not covered by insurance, (hereinafter referred to as a "Loss" or "Losses"), which Purchaser, its successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of any of the follow-ing:

         (i) The falsity or incorrectness of any representation or warranty made by Moore and DuPuis in this Agreement or any breach of any representation or warranty or of any covenant to be per-formed by or on the part of any of the Shareholders under this Agreement or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by the Company or any of the Shareholders pursuant to this Agreement; provided, that neither Moore nor DuPuis shall be liable for the falsity or incorrectness of any representation or warranty identified in Schedule 7(1)(a) hereto unless he knew of such falsity or incorrectness at the Closing Date.

         (ii) Any levy or other claim by any third party against or with respect to the Shares or any other claim by any third party against Purchaser or the Company, including any claim by BKD Financial L.L.C., arising out of any act or omission or alleged act or omission of the Company or any of the Shareholders prior to the Closing; provided, that neither Moore nor DuPuis shall be liable for the falsity or incorrectness of any representation or warranty identified in Schedule 7(1)(a) hereto unless he knew of such falsity or incorrectness at the Closing Date.

     (b) Indemnification by Glover. Glover shall indemnify and hold harm-less Purchaser, its successors and assigns, from and against any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees), of every nature and character (hereinafter referred to as a "Loss" or "Losses"), which Purchaser, its successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of the falsity or incorrectness of any representation or warranty made by Glover with respect to himself or his Shares in Sections 2.1, 2.2 and 2.3 above or any breach of any such representation or warranty, or his breach of any covenant to be performed by him under this Agreement or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by him.

     (c) Notice. If any matter shall arise which may involve or give rise to a claim by Purchaser against the Shareholders, or any one or more of them, under the provisions of this Section 7.1 (an "Indemnity Claim"), Purchaser shall give prompt notice thereof to such Shareholder at the address provided in Section 8.8 stating the general nature of the Indemnity Claim and shall thereafter give prompt notice of any change therein.

     (d) Third Party Claim. If the Indemnity Claim involves any claim made by any third party against Purchaser, the Company or the Shares (a "Third Party Claim"), then within 60 days of such original notice of such Indemnity Claim, the Shareholders, may elect (by written notice to Purchaser) to assume the defense of such Third Party Claim. If a Shareholder so elects to assume such defense, then (i) Purchaser shall not enter into any settlement of such Third Party Claim without the consent of such Shareholder, which consent shall not be unreasonably withheld, and (ii) such Shareholder agrees to cooperate with Purchaser in connection with such defense and to permit Purchaser to participate therein; provided, however, that Shareholder shall not be liable to Purchaser under the provisions hereof for any legal or other expenses incurred by Purchaser in connection with Purchaser's participation in the defense of such Third Party Claim after a shareholder has elected to assume the defense thereof. In the event that such Shareholder shall assume the defense of a Third Party Claim and so long as such Third Party Claim is being contested in good faith, then such Shareholder shall not be required to pay or discharge such Third Party Claim except to the extent that the failure to so pay or discharge such Third Party Claim during the period of such contest may result in (i) a forfeiture of, or the imposition of any lien or charge upon, any of the assets of Purchaser or the Shares or (ii) an interruption in, or material adverse effect upon, the operation of Purchaser's business, in either of which cases such Shareholder, shall either (A) pay or discharge the Third Party Claim to such extent or (B) provide the Purchaser with a bond with sure-ty(ies) reasonably acceptable to Purchaser which will adequately compensate the Purchaser for any loss resulting from the failure to so pay or discharge such Third Party Claim.

     Any notice or consent to be given by Moore or Glover under this subpara-graph (c) shall be deemed to have been duly authorized if given by Moore.

     (e) Continued Liability for Indemnity Claims. The liability of the Shareholders hereunder with respect to each Indemnity Claim shall continue, if presented within the applicable time period provided in Section 8.5, for so long as such Indemnity Claim may be made under and, with respect to any such Indemnity Claim made, thereafter until such Shareholders' liability therefor is finally determined and satisfied, whether by payment in full or otherwise.

     (f) Deductible Losses. The Shareholder shall not have any liability for any Loss otherwise indemnifiable under this Article VII to the extent of the first $25,000, on a cumulative aggregate basis, of Losses otherwise indemnifiable hereunder.

     Section 7.2 Set Off.

     (a) Right to Set Off. In addition to Purchaser's right of indemnification hereunder, it is understood and agreed by the Shareholders that at any time after the Closing Date, Purchaser may set-off any unpaid amounts owed it by any of them pursuant to this Agreement (whether under Section 7.1 or another provision hereof, including without limitation Sections
1.8 and 3.7(d)) against amounts due and payable to any such Shareholder pursuant to the Note or the Consulting and Noncompetition Agreement (the "Instruments") or pursuant to Section 1.5 of this Agreement. In addition, in the event the amounts to be set-off by Purchaser exceed the amount then payable under the Instruments, the Shareholders shall, jointly and severally, be obligated to pay Purchaser the amount of such excess (with interest thereon as provided in this Agreement) within five (5) business days after demand for payment by Purchaser.

     (b) Set Off Procedure. With respect to Purchaser's right to set off amounts due under Section 1.10 of this Agreement and under the Instruments, in the event Purchaser asserts an Indemnity Claim in writing under this Section 7.1, the Purchaser shall notify Moore, or, as appropriate, DuPuis, setting forth its then good faith estimate of the reasonably foreseeable maximum amount of its claim for indemnification (the "Indemnity Notice"). If either Moore or DuPuis objects to an Indemnity Claim, he shall provide Purchaser a notice in writing setting forth in reasonable detail the basis for such dispute within five (5) business days of his receipt of the Indemnity Notice. In the event Moore or DuPuis disputes part of, but not all of, an Indemnity Claim, then, to the extent applicable, he shall so indicate in his notice. To the extent that Moore or DuPuis does not dispute all or any part of any Indemnity Claim, Purchaser may set off the undisputed amount against the next regularly scheduled payment to Moore or DuPuis under the Noncompetition Agreement or, to the extent not already set off, any payment due under Section
1.5 hereof. In the event Moore or DuPuis disputes all or any part of an Indemnity Claim, Purchaser shall not set off any such disputed amount until
(i) all differences shall have been resolved by agreement or (ii) ten business days after the entry of an order, judgment or decree of a court of competent jurisdiction, or final arbitration award, adjudicating and declaring the respective rights of the adverse claimants.

     Section 7.3 Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Shareholders, their successors and assigns, from and against any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character which the Shareholders, their successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of the falsity or incorrectness of any representation or warranty made by Purchaser in this Agreement or any breach of any representation, warranty or covenant to be performed by or on the part of Purchaser under this Agreement or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by Purchaser pursuant to this Agreement and any payment required to be made by Purchaser hereunder shall be made within five (5) business days after demand for payment by the Shareholders.

                              ARTICLE VIII

                              MISCELLANEOUS

     Section 8.1 Merger Clause. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

     Section 8.2  Termination.

     (a) Purchaser may terminate this Agreement without liability and without waiving any of its rights at law or in equity by giving written notice to the Shareholders at any time prior to the Closing (i) in the event any of the Shareholders or any of them is in material breach of any representation, warranty or covenant contained in this Agreement or (ii) if the Closing shall not have occurred on or before April 30, 1996 by reason of the failure of any of the Shareholders to satisfy any condition under Section 6.2 hereof (unless the failure results primarily from Purchaser's breaching any representation, warranty or covenant contained in this Agreement).

     (b) The Shareholders may terminate this Agreement without liability and without waiving any of their rights at law or in equity under this Agreement by giving written notice to Purchaser at any time prior to Closing
(i) in the event Purchaser is in material breach of any representation, warranty or covenant contained in this Agreement or (ii) if the Closing shall not have occurred on or before April 30, by reason of the failure of Purchaser to satisfy any condition under Section 6.3 hereof (unless the failure results primarily from any of the Shareholders' breaching any representation, warranty or covenant contained in this Agreement).

     (c) If this Agreement is terminated prior to the Closing pursuant to subsection (a) or (b) above, Purchaser, on the one hand, and the Shareholders, on the other, shall promptly deliver to the other party any and all documents and other materials obtained from such other party or produced by Purchaser or the Company and the Shareholders, as the case may be, and containing any confidential information of such other party, together with any and all copies thereof.

     Section 8.3  Certain Definitions.  For purposes of this Agreement:

     (a) "Assets" shall mean all of the assets of the Company, including without limitation all of the following items listed in subparagraphs (i) -
(xi) of this Section 8.3(a):

          (i) all of the Company's inventory, raw materials, work in process and finished goods (collectively, the "Inventory"), including the proceeds therefrom;

          (ii) all rights, title and interest of the Company under all contracts, agreements, understandings and commitments whatsoever relating to the Business, including all rights of refund and offset, all privileges, deposits, claims, causes of action and options relating or pertaining thereto ("Contracts");

          (iii)  all customer deposits on current contracts;

          (iv) all prepaid expenses, unearned insurance premiums, rental credits, deferred costs and expenses, and all other items of the type classified as "current assets" in accordance with GAAP;

          (v) all fixtures, machinery and equipment, computers, pollution abatement equipment, office equipment and supplies, other supplies, furniture, parts and other tangible personal property owned or used (whether or not cur-rently used) by the Company in the conduct of the Business, whether located at the Company's premises elsewhere, and any additions or accessions thereto or substitutions therefor or proceeds thereof (the "Equipment");

          (vi) all real property and interests in real property and build-ings, structures and improvements thereon (including all easements, rights-of-way, water rights, tenements, hereditaments, appurtenances, fixtures and other real property rights appertaining thereto) owned by the Company and more particularly described in Exhibit D attached hereto (the "Real Property").

          (vii) (A) all rights of the Company in the names and any trademarks or service marks in connection therewith and the goodwill of the business in connection therewith (the "Names"), (B) all other trade names, trademarks, service marks, copyrights, patents, and registrations thereof or applications therefor, and trade secrets, secret processes, customer lists, inventions, formulae, computer programs and software (along with license rights pertaining thereto), and other intellectual property belonging to, used in or appertaining to Seller's business, and the goodwill of the business in connection therewith (together with the Names, the "Intangible Property"), and
(C) all other goodwill and going concern value of the Business;

          (viii) all of the Company's books, records, papers and instru-ments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, that relate to the Business or Assets or that are required or necessary in order for Purchaser to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, corporate minute books, stock records, income tax records and all other records of the Company;

          (ix) all accounts receivable, proceeds related to Assets other than Inventory or rebates due from any supplier, distributor or other entity, but exclusive of the Inter-Company Receivables (the "Receivables");

          (x) all of the Company's federal, state and local permits, authorizations, certificates, approvals, registrations, variances, exceptions, franchises, grants and licenses of every kind and character required for the conduct of its business; and

          (xi) all cash on deposit and all cash on hand and in petty cash funds.

     (b) "Fair Market Value" of Purchaser's Class A Common Stock shall mean the average of the daily closing prices reported by the American Stock Exchange during the prior 30 trading days, with trading days in which no trades of Purchaser's Class A Common stock were reported being excluded from the calculation.

     (c) "Interest Rate" shall mean a rate of six percent (6%) per annum.

     (d) "Lease" shall mean that certain lease agreement between the Company and Moore and DuPuis dated March __, 1996, covering the Clarksville office building occupied by the Company.

     (e) "Liability" shall mean any liability or obligation of any kind or nature of the Company, whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due; provided, however, "Liability" shall not include any cost or expense to be borne by the Shareholders under this Agreement, including without limitation those specified in Sections 5.4 and 5.5.

     (f) "Taxes" means any federal, state, local or foreign income, gross receipt, license, payroll (including without limitation FICA and FUTA), employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Sec. 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, workers' compensation (including any assessments or reassessments of workers' compensation arrangements), real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, stamp or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     Section 8.4 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation of action over or against any party to this Agreement.

     Section 8.5 Survival of Representations and Covenants. All of the representations, warranties, covenants and agreements of the Shareholders con-tained in this Agreement and given pursuant hereto shall survive the Closing and survive for a period of three years from the Closing Date except (a) those in Sections 2.1 and 2.2, to the extent they relate to title to Shares, which shall survive in perpetuity, (b) those with respect to environmental matters, which shall survive for a period of five years from the Closing Date, and (c) those with respect to tax matters, which shall survive until the expiration of the applicable statutes of limitation subject to any extensions thereof. All of the representations, warranties, covenants, and agreements of Purchaser contained in this Agreement and given pursuant hereto shall survive the Closing for a period of five (5) years from the Closing Date.

     Section 8.6 Amendments; Waivers. No change, amendment, qualification cancellation or waivers hereof shall be effective unless in writing and executed by Purchaser and by or on behalf of the Shareholders.

     Section 8.7 Benefits and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.8 Notices. All notices, requests, consents, approvals, demands, waivers or other communications hereunder shall be in writing and sent by (a) personal delivery, (b) certified or registered mail, postage prepaid or (c) overnight courier, to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

               (i)  as to Moore or Glover:
                    Kenneth O. Moore
                    412 Savannah Trace Drive
                    Clarksville, Tennessee  37040

                    copy to:
                    Rodger N. Bowman, Esq.
                    P. O. Box 1404
                    Clarksville, Tennessee  37041-1404

               (ii) as to DuPuis:
                    Walter A. DuPuis
                    200 Ussery Road
                    Clarksville, Tennessee  37043

               (iii)as to the Company:
                    American West Trading Company
                    1751 Jardco Drive
                    Clarksville, Tennessee 37040

                    copy to:
                    Rodger N. Bowman, Esq.
                    P. O. Box 1404
                    Clarksville, Tennessee 37041-1404

               (iv) as to Purchaser:
                    McRae Industries, Inc.
                    402 North Main Street
                    Mount Gilead, North Carolina  27306
                    Attention:  President
                    copy to:
                    Clarence W. Walker, Esq.
                    Kennedy Covington Lobdell & Hickman, L.L.P.
                    NationsBank Corporate Center
                    100 North Tryon Street, Suite 4200
                    Charlotte, North Carolina  28202-4006

     Notices shall be deemed effective upon receipt in the case of personal delivery or via overnight courier or three business days after the date of mailing.

     Section 8.9 Captions. The captions herein are for convenience of reference only and shall not be construed as a part of this Agreement.

     Section 8.10 Calendar versus Business Days. References in this Agreement to time periods in terms of a certain number of days shall mean calendar days unless expressly stated herein to be business days.

     Section 8.11 Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of North Carolina.

     Section 8.12 Schedules and Exhibits. All of the Schedules and Exhibits hereto referred to in this Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

     Section 8.13 Shareholders Guarantees. DuPuis and Moore, individually, jointly, and with their spouses, have been required to guaranty the performance of the company on certain Notes, (see Schedule 8.13). Purchaser shall give its best effort to have Moore, DuPuis, and their spouses released from the personal guaranties as set out in Schedule 8.13.

     Section 8.14 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this
                     Agreement or any part thereof.

     Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

               *              *               *

                     IN WITNESS WHEREOF, this Agreement has been duly executed by the Shareholders and Purchaser, as of the day and year first above written.




                         /s/ Kenneth O. Moore
                         Kenneth O. Moore


                         /s/ Walter A. Dupuis
                         Walter A. DuPuis


                         /s/ William L. Glover
                         William L. Glover



                             MCRAE INDUSTRIES, INC.



                             By:/s/ Branson J. McRae
                             Branson J. McRae, President

                   INDEX OF EXHIBITS AND SCHEDULES

          Exhibit             Description

             A           Opinion of Rodger N. Bowman, Esq.
             B           Consulting and Non-Competition Agreement
             C           Employment Agreement
             D           Real Property Description

          Schedule       Description

          2.2            Conflicts; Required Consents
          3.2            Subsidiaries
          3.3            Consent Requirements
          3.5            Additional Disclosed Liabilities
          3.6            Certain Changes
          3.7(a)              Real Estate Encumbrances
          3.7(b)              Equipment Encumbrances
          3.7(c)              Inventory Encumbrances
          3.7(e)              Intangible Property
          3.7(f)              Consents
          3.8(b)              Environmental
          3.9            Leased Property
          3.10           Capital Expenditures
          3.11(a)        Litigation
          3.11(b)        Loss Contingencies
          3.12(b)        Investigations
          3.12(e)        Licenses
          3.13(d)        Tax Audits
          3.14(a)        Employment and Service-Related Agreements
          3.14(b)        Employees Over $25,000
          3.14(c)        Pension Plans
          3.14(g)        Restrictions on Employees
          3.15(a)        Executory Contracts
          3.15(b)        Company Contracts Not in the Ordinary
                             Course of Business
          3.15(c)        Interested Transactions
          3.15(d)        Company Guaranties
          3.16           Prospective Changes
          3.18           Insurance
          4.7            Purchaser - Litigation
          6.2(k)              Key Employees
          7.1(a)              Limitations on Indemnification
          8.13           Shareholders' Guarantees

                                                                    EXHIBIT A


                              March 28, 1996


McRae Industries, Inc.
402 North Main Street
Mount Gilead, NC 27306


Dear Gentleman:

I have served as counsel for Walter A. DuPuis, Kenneth O. Moore, and William Glover (collectively, the "Shareholders"), in connection with the purchase by McRae Industries, Inc., a Delaware corporation ("Purchaser"), of all outstanding shares (the "Shares") of the Common Stock of American West Trading Company, a Tennessee corporation (the "Company"), pursuant to the Stock Purchase Agreement dated as of March ___, 1996, (the "Agreement"), by and between the Shareholders and Purchaser and with respect to all documents in connection therewith, including the Consulting and Non-Competition Agreement, and all stock powers, assignments, agreements and other instruments and documents delivered in connection therewith (the foregoing documents, together with the Agreement, being referred to herein as "Transaction Documents"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement,

In connection with the opinions expressed herein, I have examined originals, or copies certified to my satisfaction, of the Transaction Documents, the Articles of Incorporation and By-Laws, including all amendments thereto, and corporate records of the Company, the instruments of assignment, transfer and conveyance referred to in paragraphs numbered 10 and 11 below, and such other documents and consents, instruments, opinions and certifications of persons as I have deemed necessary for the purpose of rendering the opinions hereinafter set forth.

In such examinations, I have assumed the genuineness of all signatures of individuals, the personal legal capacity of all individual signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to the opinions expressed herein, I have relied upon certificates provided and statements made to me by the Shareholders and the company, and the representations and warranties of the Shareholders and the Company set forth in the Agreement. Nothing has come to my attention in the course of my representation of the company and the Shareholders that would cause me to believe that such assumptions are unwarranted.

In rendering the opinions expressed herein, I have further assumed that (i) the Purchaser has all requisite power and authority to enter into and perform its obligations under the Transaction Documents, (ii) the Transaction Documents have been duly authorized, executed and delivered by the Purchaser, and (iii) the Transaction Documents constitute the Purchaser's legal, valid, binding and enforceable obligation.

Based upon my examination of the aforementioned documents and subject to the assumptions, limitations, qualifications and exceptions set forth herein, I am of the opinion that:

1 . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Insofar as known to me, the Company and the Shareholders have complied with all federal, state and local laws, rules and regulations applicable to the operations and conduct of the Business which might affect adversely any of the Assets or Purchaser's ability to operate the Business after the Closing Date.

2.   The Company is duly qualified to do business and is in good standing as
a foreign corporation in                     , which to my knowledge are the
only jurisdictions where qualification as a foreign corporation is required, except where the failure to be qualified and in good standing would not have a material adverse effect on the Business or the Assets, or the operations or financial condition of the Company.

3. The authorized capital stock of the Company consists of 775,000 shares of Common Stock without par value (the "Common Stock"). The Shares, consisting of 400,000 shares of Common Stock, constitute all of the issued and outstanding shares of capital stock of the Company. All of the Shares have been validly authorized and issued, are held of record as described in Section
3.4 of the Agreement, are fully paid and nonassessable, and were issued free of any preemptive or similar contractual rights.

4. To my knowledge, there are no outstanding securities, options, warrants, rights, calls, subscriptions, agreements, conversions, exchange rights, commitments or understandings of any nature whatsoever, fixed or contingent, that directly or indirectly (a) call for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any such shares of capital stock, (b) obligate the Company to grant, offer or enter into any of the foregoing, (c) obligate the Company to repurchase, redeem or otherwise acquire any such capital stock, securities or rights, or (d) relate to the voting or control of such capital stock, securities or rights.

5. The Company has the corporate power and authority to own its assets and properties and to carry on the Business as now conducted and to make, execute, deliver and perform the Transaction Documents in accordance with their terms, and the Transaction Documents and all transactions contemplated thereunder have been duly authorized and approved by all necessary corporate actions of the Company. The Shareholders have the power and authority to make, execute, deliver and perform the Transaction Documents in accordance with their terms.

6. The Transaction Documents have been duly and validly executed and delivered by the Shareholders, and on behalf of the Company by its authorized corporate officers, and constitute the valid and legally binding obligations of the Shareholders and the Company enforceable against them, subject to following qualifications and limitations:

     (a) the enforceability of the Transaction Documents may be restricted, limited or delayed by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting or relating to enforcement of creditors rights in general as from time to time in effect;

     (b) the enforceability of the Transaction Documents is subject to general principles of equity and general standards of commercial reasonableness regardless of whether enforceability is considered in the preceding at law or in equity;

     (c) I express no opinion as to any equitable remedy that a court may grant, impose or render; and

     (d) I express no opinion as to the enforceability of any provision in the Agreement and the Consulting and Non-Competition Agreement that a course of dealing with a party, or the failure on the part of any party to exercise in whole or in part, a right or remedy provided to such party shall not constitute a waiver of such party's rights or remedies, nor a waiver of any event of default under such documents.

7. Neither the execution and delivery of the Transaction Documents by the Company or the Shareholders nor performance by them in compliance with its terms will result in a breach or violation of, or constitute a default under, the Company's Articles of Incorporation or By-Laws, or to my knowledge, any agreement, instrument, undertaking, governmental law, rule, order or regulation, or any other restriction or obligation, known to me which the Company or the Shareholders is a party or by which either of them or any of the Shares or the Assets are bound.

8. Except as disclosed in the Agreement (including the Schedules thereto), no consent, approval order or authorization of, or registration, declaration or filing with, any Tennessee or United States governmental authority or, to my knowledge, other person on the part of any of the Shareholders-or the Company is required in connection with the execution and delivery by each of them of the Transaction Documents, consummation by each of them of the transactions contemplated thereby, including without limitation the transfer of the Shares, or other compliance by each of them with, or performance under, the Transaction Documents.

9. Except as set forth in Schedule 3.11(a) to the Agreement, to my knowledge, (a) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding pending or threatened against or affecting the Company or any of its rights or properties, before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity or which questions the validity of the Agreement or any action taken or to be taken by the Company or any Shareholder pursuant to the Agreement or in connection with the transactions contemplated thereby and (b) neither the Company nor any of the Shareholders is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority which (i) is binding upon or specifically affects the Company or the Business or its properties, (ii) is not of general application and (iii) individually or in the aggregate has a material adverse effect on the Business or the Assets, or the operations or condition (financial or otherwise) of the Company, taken as a whole.

10. Each Shareholder has full Power and authority to assign, transfer and deliver the Shares to Purchaser as provided for in the Agreement. The instruments of assignment, transfer and conveyance from the Shareholders to Purchaser are their Valid acts and deeds, effectively vesting in Purchaser all of each Shareholder's interest in the Shares, and all other rights and Shareholders to be transferred, assigned and conveyed to Purchaser with respect to the shares thereunder.

11. The Shareholders, by reason of their delivery at the Closing of certificates representing the Shares, in the forms required to be delivered by
Section 1.3 of the Agreement, will transfer to the Purchaser valid and marketable title to the Shares, which will be free and clear of any liens, encumbrances, security interests or claims, other than liens, encumbrances, security interests or claims known to the Purchaser.

The opinions expressed above are subject to the following assumptions, limitations, qualifications and exceptions:

1 .     My opinions are limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated.

2. The opinions expressed herein are as of the date hereof and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

3. 1 express no opinion herein concerning any laws other than the laws of the State of Tennessee and the federal laws of the United States. I note that the Agreement provides that it is to be governed by North Carolina law, and I have assumed that there is no difference in such laws that would affect the opinions set forth in this letter.

4. Opinions or statements herein given "to my knowledge" and the factual matters on which I have relied in giving my opinions herein (except for my opinions as to corporate matters that I have given in reliance upon my investigation of the minute books of the Company) are based upon (a) information coming to my attention with no duty of further investigation or inquiry, and (b) the representations and warranties of the Shareholders contained in the Agreement.

This opinion is rendered pursuant to your request, is intended solely for your use in connection with the transactions under the Agreement, and can be relied upon solely by you. The opinion is not to be furnished or referred to any other party or to any governmental agency without my prior written consent.

                                        Yours very truly,



                                        Rodger N. Bowman



PC:  File
     Ken Moore
     Gus DuPuis
     Bill Glover

                                                                  EXHIBIT B


                CONSULTING AND NON-COMPETITION AGREEMENT


     THIS CONSULTING AND NONCOMPETITION AGREEMENT, made as of the ____ day of April, 1996, between WALTER A. DUPUIS, residing at 200 Ussery Road, Clarksville, Tennessee ("Dupuis"), AMERICAN WEST TRADING COMPANY, a Tennessee corporation
 (the"Company"), and MCRAE INDUSTRIES, INC., a Delaware corporation
 (the "Purchaser"),

                               WITNESSETH:

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of March __, 1996, between all of the shareholders of the Company (the "Shareholders"), the Company and the Purchaser (the "Stock Purchase Agreement"), concurrently with the execution and delivery hereof the Shareholders will transfer to the Purchaser and Purchaser will buy from the Shareholders, all of the outstanding Common Stock (the "Shares"), of the Company; and

     WHEREAS, DuPuis is the holder of record and beneficial owner of 47.5 % of the Shares and is a director and former officer of the Company; and

     WHEREAS, under the Stock Purchase Agreement it is a condition precedent to the obligation of Purchaser to consummate the transactions contemplated thereby that DuPuis shall have executed and delivered to Purchaser a consulting and non-competition agreement substantially in the form of this Agreement; and

     WHEREAS, Purchaser has informed the Company and the Shareholders that it will not consummate the transactions contemplated by the Stock Purchase Agreement unless the aforesaid condition precedent has been fulfilled; and

     WHEREAS, it is a benefit to, and in the best interests of, DuPuis that the transactions contemplated by the Stock Purchase Agreement be consummated, and in order to induce Purchaser to proceed with the sale, DuPuis is willing to make the covenants and agreements herein set forth;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DuPuis hereby covenants and agrees with the Company and Purchaser as follows:

     1. Consulting Services. DuPuis agrees to perform consulting services for the Company as an independent contractor and not as the Company's agent, and nothing herein shall restrict DuPuis in exercising complete and independent control over the performance of such consulting services. DuPuis is not authorized by the Company, and DuPuis agrees not to hold himself out as authorized by the Company, to enter into any agreement in the Company's name or on behalf of the Company, or otherwise to bind the Company in any way except in each instance upon the Company's prior specific authorization.

     DuPuis' obligations hereunder (i) shall commence on the date hereof, and shall continue until April 30, 1998 (the "Consulting Period"). DuPuis shall hold himself available to perform, and upon the Company's instructions shall perform, such consulting services relating to the business of the Company as the Company shall request, and DuPuis further agrees to perform such services at the time and place specified by the Company. Such requests for DuPuis' time will be made by the Company in advance so as not to unreasonably interfere with DuPuis's business or leisure pursuits, and such consulting time shall not exceed an aggregate of_____ business days annually during the Consulting Period.

     DuPuis shall be reimbursed by the Company for all reasonable out-of-pocket expenses and other disbursements incurred by him in the performance of his duties hereunder which have been approved in advance by the Company, including but not limited to travel, lodging and meals.

     2. Compensation. In consideration of DuPuis' covenants and undertakings as set forth in this Agreement, Purchaser agrees to pay to DuPuis the sum of $5,000 per month, beginning on May 1, 1996, and continuing to the end of the Consulting Period. The parties agree to treat said payments for all purposes (including for all tax and financial accounting purposes) as payments for a covenant-not-to-compete and consulting services unless required by a governmental authority to do otherwise.

     3. Confidentiality. DuPuis acknowledges that, as a result of his investment in and his positions with the Company, he has had access to proprietary confidential information that directly and indirectly relates to the business of the Company (the "Business"). DuPuis agrees that, for a period from the date hereof through and including April 20, 2002 (the "Confidentiality Period"), he will not, without the prior written consent of Purchaser, (i) disclose to any person any confidential information obtained by DuPuis with respect to the Business, except for information which at the time is known to the public other than as a result of a disclosure by DuPuis not permitted hereunder, or lawfully acquired from a third party who is not obligated to the Company or to the Purchaser to maintain such information in confidence, or (ii) following the Closing under the Stock Purchase Agreement, retain any documents or papers relating to any such confidential information.

     4.    Competition. During the Consulting Period, DuPuis will refrain from:

                    (a)       entering, directly or indirectly, into the
                         employment of or rendering, directly or
                         indirectly, any services to any person, firm or corporation engaged in any business competitive with any business presently being conducted by the Company in any geographical market area within or outside the United States in which the Company conducts business on the date hereof;


                    (b)       engaging, directly, or indirectly, in any
                         such business for his own account; or

                    (c)       becoming interested, directly or indi-
                         rectly, in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or any in any other relationship or capacity; provided, however, that the provisions of this paragraph 4(c) shall not be deemed to prohibit DuPuis from acquiring or holding, solely as an investment, publicly traded securities of any such corporation so long as such securities do not, in the aggregate, constitute more than 5% of any class or series of outstanding securities of such corporation;


                    (d)       directly or indirectly employing,
                         soliciting for employment, or advising or recommending to any other person that they employ or solicit for employment, any employee of the Company or the Purchaser engaged in the Business; and


                    (e)       Discussing with any employee of Company or
                         Purchaser engaged in the Business, or any former employee of the Company, the formation or operations of any business intended to compete with the Business or the possible future employment of such employee by any business, if DuPuis has or expects to acquire a proprietary interest in such business or is or expects to be made a director or executive officer thereof.


     DuPuis agrees and acknowledges that the limitations set forth herein are reasonable and properly required for adequate protection of the Business. For purposes of this Section 4, (i) a "proprietary interest" in a business shall mean ownership, through direct or indirect stockholdings or otherwise, of more than 5 % of such business, and DuPuis shall be deemed to expect to acquire a proprietary interest in a business or to be made a director or executive officer of such business if such possibility has been discussed by any officer, director, employee, agent or promotor of such business, and (ii) the words "compete," "competitor," "competition, "competitive" and words of like derivation, when used in relation to the Business, shall encompass businesses that compete with the Business as of the date hereof.

      5. Entire Agreement, Modifications. This Agreement among the Company, McRae and DuPuis contains the entire agreement with respect to the matters set forth herein and may not be modified, amended or otherwise changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or amendment or discharge is sought.

     6. Remedies. The parties agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that Purchaser is, therefore, without an adequate legal remedy in the event of

DuPuis's violation of the covenants set forth herein. The parties, therefore, agree that the covenants made by DuPuis under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity, that may be available to the Company and the Purchaser.

     7. Notices. All notices and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by national overnight courier service addressed to the parties as set forth below or to such changed address as a party may have fixed by notice:

     If to Purchaser, to:   McRae Industries, Inc.
                        402 North Main Street
                        Mt. Gilead, NC 27306
                        Attention:   Branson J. McRae, President


     with copy to:      Clarence W. Walker, Esq.
                        Kennedy Covington Lobdell & Hickman, L.L.P.
                        NationsBank Corporate Center
                        Suite 4200
                        100 North Tryon Street
                        Charlotte, NC 28202-4006

     If to DuPuis, to:  Walter A. DuPuis
                        200 Ussery Road
                        Clarksville, TN 37043

     with copy to:      Rodger N. Bowman, Esq.
                        P. 0. Box 1404
                        Clarksville, TN 37041-1404

      8. Governing Law. This Agreement shall be governed in all respects by the laws of the State of North Carolina, without giving effect to the principles of conflicts of law.

     9. Severability. If any provision or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

     10. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      11. Counterparts. This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                              Walter A. DuPuis


                              AMERICAN WEST TRADING COMPANY


                              By:


                              MCRAE INDUSTRIES, INC.


                              By:

                                                                  EXHIBIT C


                           EMPLOYMENT AGREEMENT


     AGREEMENT dated as of April ____, 1996, between AMERICAN WEST TRADING COMPANY, a Tennessee corporation (the "Company"), and (the "Employee").

     The Employee is now an employee of the Company. McRae Industries, Inc., ("McRae") has entered into an agreement to buy all of the outstanding capital stock of the Company (the "Stock Purchase Agreement"), and it is a condition to the obligations of McRae to complete the purchase of such stock that the Company and the Employee shall have entered into this Agreement at or prior to the Closing under the Stock Purchase Agreement so that the Company (and, indirectly, McRae) shall (i) have the benefit of the Employee's covenant not to compete with the Company for a period (determined as hereinafter provided) following the Employee's term of employment, and (ii) be assured of the continuing services of the Employee on a full-time basis. Accordingly, the Board of Directors of the Company (the "Board") has requested that the Employee enter into this Agreement. In consideration of the covenants and agreements herein contained, the parties agree as follows:

     1.   Employment and Acceptance; Term.

          1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment from the Company, for a term of full-time employment determined in accordance with this Agreement.

          1.2 The Employee's term of full-time employment pursuant to this Agreement shall commence on the date of this Agreement and shall continue the thirtieth (30th) day following receipt of a notice of termination of employment, given either by the Company to the Employee or by the Employee to the Company, which notice shall state that it is being given pursuant to Section 1.2 of this Agreement.

     2.   Duties and Authority.

          2.1 Duties During Term of Employment. During the Employee's term of employment the Employee shall devote his full working time and energies to the business and affairs of the Company. The Employee agrees during such term to use his best efforts, skill and abilities to promote the Company's interests; to serve as a director and officer of the Company if elected by the stockholders or Board; and to perform such duties as may be assigned to him by the Board and by such executives of McRae as McRae's Chief Executive Officer shall designate. During his term of full-time employment, the Employee shall not, directly or indirectly, without the prior consent of the Board or render any services to any other person, or acquire any interests of any type in any other person, in conflict with his full-time, exclusive position as an employee of the Company; provided, however, that, subject to Section 6 of this Agreement, the foregoing shall not be deemed to prohibit the Employee from acquiring, solely as an investment, any securities of, or interests in, any entity so long as he remains a passive investor in such entity and does not become part of any control group thereof and so long as such entity does not compete or have any material business connection with the Company or any of its subsidiaries; or participating in civic, charitable, educational or religious activities and affairs so long as such activities and affairs do not involve business connections or competition with the Company or (alone or together with all other outside activities of the Employee) require a significant commitment of time by the Employee or otherwise interfere with the performance by the Employee of his duties and obligations to the Company. 2.2 Authority, Duties, Power and Responsibilities. Subject to the direction and control of the Board, during the Employee's term of full-time employment the Employee shall from time to time have such title and shall have such authority, duties, power and responsibilities as from time to time shall be delegated to him by the Company's Chief Executive Officer or the Board. The Employee will perform his services subject to the direction and control of the Board and will report to the Chief Executive Officer of the Company and, assuming that the Company shall be a subsidiary of McRae, to such executives of McRae as McRae's Chief Executive Officer shall designate.

     3.   Compensation.

     The Company shall pay or cause to be paid to the Employee during the term of full-time employment a salary of not less than _________________ ($________) per annum, payable in monthly or more frequent installments in accordance with the company's regular payroll practices for employees of similar rank.

     4.   Expenses.

          Upon submission of proper vouchers, the Company will pay or reimburse the Employee for all business expenses reasonably incurred by him in connection with the business of the Company during the term of his employment hereunder.

     5.   Protection of Confidential Information.

          5.1 Covenant. The Employee acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future development and other information not readily available to the public.The Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, the Employee covenants and agrees that he will keep secret all material confidential matters of the Company which are not otherwise in the public domain and will not (otherwise than in the ordinary course of the Company's business) intentionally disclose them to any Competitive Business (as defined in Section 6.3) either during or after the term of this Agreement, except with the Company's written consent.

          5.2 Specific Remedy. If the Employee commits a material breach of any of the provisions of Section 5.1, the Company shall have, in addition to the other remedies provided by law, the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          5.3 The provisions of this Section 5 shall survive any termination of this Agreement.

     6.   Non-competition.

          6.1 Covenant. (a) In recognition of the considerations described in Section 3 and in the preamble to this Agreement and in consideration of the benefits to the Employee that will result from the Stock Purchase Agreement, the Employee agrees that he will not, without the written permission of the Company,
(i) enter into the employ of or render any services to any person, firm, corporation or other entity engaged in any "Competitive Business" (as defined in Section 6.3), (ii) engage in any Competitive Business for his own account or
(iii) become interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or any other relationship or capacity; provided, however, that nothing contained in this Section 6.1 shall be deemed to prohibit the Employee from acquiring, solely as an investment through market purchases, up to one percentum (5%) of the securities of any corporation so long as he is not part of any control group of such corporation.

     (b) The provisions of paragraph (a) of this Section 6.1 shall apply for and during the period of the Employee's employment hereunder and the three-year period following termination of his employment.

          6.2 Specific Remedy. In the event of a breach or threatened breach by the Employee of Section 6.1, the Company shall, in addition to the other remedies provided by law, have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of Section 6.1 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          6.3 "Competitive Business". The phrase "Competitive Business" as used in this Agreement shall mean any line of business that is substantially the same as any line of any operating business engaged in or conducted by the Company and which, during, or at the expiration of, the term of the Employee's employment, the Company was engaged in or conducting, or had, to the knowledge of the Employee, definitively planned to engage in or conduct.

     7. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram or by facsimile transmission, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

          7.1  If to the Company:
               American West Trading Company
               1751 Jardco Drive
               Clarksville, TN 37040
               with a copy to:

               McRae Industries, Inc.
               402 N. Main Street
               Mount Gilead, NC 27306
               Attention: President

          7.2 If to the Employee, to him at his address on the personnel records of the Company.

     8.   General.

          8.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to agreements made and to be performed entirely in Tennessee.

          8.2 Captions. The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          8.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          8.4 No other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          8.5 Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company (whether by merger, purchase of stock or assets or otherwise) which shall expressly assume such obligations.

          8.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or ignore instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   AMERICAN WEST TRADING COMPANY



                                   By:


                                             Employee

                                                                  EXHIBIT D

                       Description of Real Property


Survey No. 1. This survey depicts and describes a single parcel of real property of 10.62 acres. The survey refers to the parcel as the "Stetson Boot & Shoe Company, Inc. Property," located in the 2nd civil district, Humphreys County, Tennessee. The survey was prepared on March 30, 1993 by Thomas C. White and Associates (Drawing No. 865-2293). The deed references for the subject property are deed book 160, page 440 and deed book 160, page 440.

The survey provides the following legal description of the property:

BEGINNING at a point in the North right-of-way of North Railroad Street, at the Southeast corner to the Katie Catherine Durham property, said point also being located 80.00 feet North of, and perpendicular to the center-line, of the C.S.X. Railroad track, and also being on the West side as what is known as Pine Hill Drive, said Pine Hill Drive being the access to the Jones Cemetery and other properties; thence runs with the West side Pine Hill Drive and the East boundary to the Katie Catherine Durham property, North 06 degrees, 09 minutes, 30 seconds East and along an old fence line, passing a concrete monument, reference point with cap (RLS #69), set at 20.00 feet continuing on in all 322.13 feet to a concrete monument found at Southwest corner to the Jones Cemetery; thence runs with the South boundary to the Cemetery, South 87 degrees, 00 minutes, 00 seconds East, crossing Pine Hill Drive, in all 146.50 feet to an iron pipe found at the base of a large Pine tree, said iron pipe being the Southeast corner to the Jones Cemetery; thence runs with the East boundary to the Jones Cemetery, North 11 degrees, 00 minutes, 00 seconds East
180.00 feet to a concrete monument found in the South boundary of the Waverly Recreation Corporation property, said point also being the Northeast corner to the Jones Cemetery; thence runs with the South boundary to the Waverly Recreational Corporation property; South 82 degrees, 22 minutes, 28 seconds East passing the Southeast corner to the Waverly Recreational Corporation property and a corner to property owned by the City of Waverly at 446.00 feet, thence continuing with the City of Waverly boundary, South 82 degrees, 22 minutes, 28 seconds East passing a concrete monument reference point found at
780.00 feet, in all 840.00 feet to a point in the pavement of Golf Course Road, the Northeast corner to the herein described property; thence runs with the West right-of-way of Golf Course Road and the City of Waverly property boundary, South 00 degrees, 00 minutes, 32 seconds East, passing a concrete monument reference point found at 60.00 feet; in all 415.00 feet to a concrete monument found in the North right-of-way of North Railroad Street, along a line 80.00 feet North of, and perpendicular to the center-line of the C.S.X. Railroad track, chord bearings and distances as follows; South 87 degrees, 25 minutes, 05 seconds West 183.58 feet; North 89 degrees, 53 minutes, 17 seconds West 296.52 feet; North 87 degrees, 33 minutes, 55 seconds West 166.20 feet; North 85 degrees, 10 minutes, 39 seconds West 295.00 feet; North 83 degrees, 07 minutes, 44 seconds West 108.69 feet to the point of beginning, containing an area by computation of 10.62 acres.


Survey No. 2:  The survey depicts and describes two parcels of real property of 5.49 acres and 0.89 acre. The survey refers to the parcels as the "Stetson Boot & Shoe Company, Inc. Property" located in the 7th civil district, Weakley County, Tennessee. The survey was prepared on March 30, 1993 by Thomas C. White & Associates (Drawing No. 832-2393). The deed references for the subject property are deed book 296, Page 555 and deed book 299, page 100.

Parcel Number 1: The survey provides the following legal description of the first parcel of 5.49 acres:

BEGINNING at a point at the intersection of the center-line of Jones Street with the center-line of Hillcrest Street, said point of beginning being located South 61 degrees, 66 minutes, 35 seconds East 34.60 feet from the corner of the curb and [retaining] wall at the Southwest intersection of Jones Street and Hillcrest Street and runs thence with the center-line of Hillcrest Street, North 89 degrees, 03 minutes, 11 seconds West 514.21 feet to a point at the Southeast corner to the Leonard West property; thence runs with the East boundary to the West property, North 02 degrees, 16 minutes, 05 seconds West, passing a 1/2 inch diameter Re-bar pin found at the back edge of the curb, in all 147.19 feet to a metal post marked for a corner, found; thence runs with the chain-link fence, and the North boundary to the Leonard West property, North 88 degrees, 37 minutes, 11 seconds West passing a 1/2 inch diameter Re-bar pin found at the back edge of the curb, at 124.14 feet continuing on in all 140.90 feet to a point in the center of Broad Street, the Northwest corner to the Leonard West property; thence runs with the center-line of Broad Street, North 03 degrees, 07 minutes, 05 seconds West 399.18 feet to a point in the center-line of Broad Street at the South right-of-way of the N.C. and St.L. Railroad; thence runs with the South right-of-way of a N.C. & St.L. Railroad, South 65 degrees, 18 minutes, 49 seconds East 646.36 feet to a concrete monument with aluminum cap (RLS #69) set; thence runs with the South right-of-way of the N.C. & St.L. Railroad, South 60 degrees, 00 minutes, 49 seconds East, 100.00 feet to a "PK" Nail and brass marker marked "RLS-69" set in the center of Jones Street; thence runs South 02 degrees, 04 minutes, 55 seconds East 237.78 feet to the point of beginning, containing an area computation of 5.49 acres.

Parcel Number 2: The survey provides the following legal description of the second parcel of 0.89 acre:

BEGINNING at a "PK" Nail and brass marker stamped "RLS-69", set in the West right-of-way of Jones Street, at the Northeast corner to the City of Dresden water tank property, said beginning point being located North 39 degrees, 07 minutes, 32 seconds East 53.26 feet from a U.S.C.G.S. monument No "F-23," found at the Southeast leg of the City water tank; thence runs with the North boundary to the City water tank property, South 88 degrees, 00 minutes, 50 seconds West 80.00 feet to a "PK" Nail and brass marker stamped "RLS-69," set in the pavement, the Northwest corner to the City water tank property; thence runs with the West boundary to the City water tank property, South 01 degrees, 59 minutes, 10 seconds East 80.00 feet to a "PK" Nail and brass marker stamped "RLS-69" set in the pavement, the Southwest corner of the City of Dresden water tank property in the North right-of-way of the N.C. & St.L. Railroad; thence runs with said Railroad right-of-way, North 66 degrees, 21 minutes 19 seconds West 266.82 feet to a one-half inch diameter Re-bar pin found at a street post, said point being the Southeast corner to Gary D. Inman property; thence runs with Inman's East boundary line, North 00 degrees, 54 minutes, 54 seconds East 64.00 feet to a one-half inch diameter Re-bar pin with cap (RLS #69) set at the Southwest corner to the Carline F. Turner property; thence runs with Turner's South boundary, North 84 degrees, 54 minutes, 31 seconds East 117.50 feet to a one-half inch diameter Re-bar pin with cap (RLS #69) set; thence runs with the South boundary to the Donald R. Moubrey property and the South boundary to the Brian A. Arnold property, North 88 degrees, 00 minutes, 51 seconds East 200.00 feet to a one-half inch diameter Re-bar pin with cap (RLS #69) set in the West right-of-way of Jones Street; thence runs with said West right-of-way of Jones Street, South 01 degree, 59 minutes 10 seconds East 105.70 feet to the point of beginning containing an area computation of 0.89 acre.